                              ASSET SALE AGREEMENT

      THIS ASSET SALE AGREEMENT (hereinafter referred to as the "Agreement") is made this 26th day of May, 1999 by and between Advanced Metabolic Systems, Inc., a Delaware corporation (hereinafter the "Seller"), and Advanced Metabolic Technologies, Inc., a Nevada corporation (hereinafter the "Buyer").

                              W I T N E S S E T H:

      WHEREAS, the Seller owns and operates a business (hereinafter the "Business Operations") at a location or locations (hereinafter the "Business Premises") and is engaged in the clinical training for treatment of diabetes and other human metabolic disorders; and

      WHEREAS, Seller desires to sell and Buyer desires to purchase certain of the assets of the Business Operations as more particularly described in Paragraph 1 herein, upon the terms and conditions set forth herein;

      NOW, THEREFORE, in consideration of the mutual promises, terms, covenants and conditions hereinafter set forth, and for other good and valuable consideration, the parties hereto do hereby agree as follows:

1.    SALE OF ASSETS

1.1 Subject to the terms and to the fulfillment of the conditions hereinafter contained, Seller does hereby sell, convey and transfer to Buyer, and Buyer hereby buys and accepts from Seller the following assets (hereinafter the "Sold Assets"):

      (a) The furniture, fixtures, equipment, supplies, devices, literature, training materials, leases, leasehold improvements and customer accounts located at the Business Premises, and all intellectual property including all patents, copyrights and trademarks, foreign as well as domestic, whether owned outright or under license, except for the cash on hand and the accounts receivable, except those assets as more particularly described on Schedule "Excluded Assets."

The Business Assets shall not include the cash on hand, and accounts receivable to Buyer as of the date of hereof or as of the date of closing.

The Business Assets shall be conveyed free and clear of any and all liens, claims, security interests or encumbrances of whatsoever nature (hereinafter "Liens"), unless otherwise assumed by the Buyer in accordance with the terms and conditions of this Agreement.

      (b) All goodwill, contacts, research information, knowhow and client lists.

1.2 The Sold Assets shall not include the assets set forth as "Excluded Assets" attached hereto and made a part hereof, nor the cash on hand and accounts receivable as of the date hereof or as of the date of closing.

1.3 The Buyer does hereby specifically acknowledge that it is fully and completely familiar with the Business Operations of the Seller and the Sold Assets and, except as otherwise specifically provided in this Agreement, it is satisfied with the Business Operations and the condition of the Sold Assets and does hereby accept the Business operations and acquire the Sold Assets "as is". It is specifically understood and agreed that the Seller makes no warranty or representation, of any nature or description, in relation to the Business Operations or the Sold Assets, except as specifically provided in this Agreement.


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2.    PURCHASE PRICE

(a) The total purchase price (hereinafter referred to as the "Purchase Price") for the Sold Assets shall be eight hundred and fifty thousand shares (850,000) of the Buyer's common stock, said amount constituting all the issued and outstanding shares of the Buyer's common stock.

(b) All applicable sales, transfer, documentary, use or filing taxes and/or filing fees that result from the transaction contemplated by this Agreement and the other related documents shall be borne by the Buyer.

3.    PAYMENT/SECURITY

3.1 Payment shall be in the form of a single certificate in favor of Seller for Buyer's common shares as specified in Paragraph 2(a) herein to be delivered at the time of the Closing.

4.    CLOSING AND ADJUSTMENTS

4.1 The closing (hereinafter the "Closing") of the sale and purchase contemplated by this Agreement shall take place as soon as is reasonably possible, and before June 15, 1999. In connection therewith, the Seller shall effectuate the transfer of the Sold Assets by the delivery to Buyer of such conveyances, bills of sale, assignments, consents and other documents (hereinafter collectively referred to as the "Closing Documents") which are required in order to transfer marketable title and all title, right and interest of Seller in and to the Sold Assets to the Buyer. The Buyer does hereby specifically acknowledge and agree that it and counsel thereof have reviewed such Closing Documents, are satisfied with same and accept such Closing Documents to complete such sale, transfer and conveyance.

4.2 At the Closing, the following adjustments will be made between the parties effective as of the date first written herein:

(a) Rent and other accrued and/or prepaid expenses pursuant to the Lease, including, without limitation, the security deposit, if any, in connection therewith;

(b) Deposits, if any, to the extent the same are assigned to the Buyer, as more particularly delineated on Schedule "Deposits" annexed hereto and made a part hereof.

(c) Prepaid and/or accrued insurance premiums, if any, to the extent the same are assigned to the Buyer;

(d) All other apportionable operating costs, charges and expenses, if any.

4.3 In the event that the Buyer shall fail to close or otherwise default in relation to this Agreement, in addition to any other remedies available to the Seller at law or in equity, the Seller may (a) deem the transaction to have been closed and receive all proceeds actually paid by the Buyer, or (b) cancel this Agreement.

4.4 At the Closing, the Seller shall make available to the Buyer copies of all accounting ledgers maintained by the Seller, to the extent that same exist.

5.    LEASE of EQUIPMENT AGREEMENTS

(a) The Seller shall cooperate in the assignment to the Buyer of all of the right, title and interest of the Seller in and to Equipment Lease Agreements. A copy of which along with any Amendments with


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respect to same is attached hereto as Schedule "Equipment Leases" and made a part hereof, including the entire interest of Seller, if any, in and to the Leasehold Improvements.

(b) The Buyer does hereby specifically acknowledge and agree that;

      (i) The Buyer is fully and completely familiar with and has thoroughly examined and inspected the Business Premises, all appliances, systems, equipment and other personal property and fixtures included therein or utilized in connection therewith, and is satisfied with the condition thereof and does hereby accept same "as is".

      (ii) The Buyer has thoroughly examined and reviewed any Equipment Leases, and is familiar with the terms and conditions of each thereof and is satisfied with same.

6.    LIABILITIES

(a) It is understood and agreed that the Seller shall remain solely responsible and liable for the payment of all liabilities (collectively hereinafter the "Pre-Closing Debts") which are in existence on or before the date first written herein and shall pay same. The Seller shall indemnify and hold harmless the Buyer and all equity owners, officers, directors and other representatives thereof in relation to the Pre-Closing Debts save and except for any future royalties for the use of intellectual properties after the closing date.

(b) It is understood and agreed that any and all business debts, obligations or other liabilities (collectively hereinafter the "Post-Closing Debts") incurred in connection with the Business Operations and/or the Business Premises subsequent to the close of business one month after the date first written herein shall be the sole and absolute responsibility of the Buyer. The Buyer shall indemnify and hold harmless the Seller and all equity owners, officers, directors and other representatives thereof in relation to the Post-Closing Debts. Immediately upon the Closing of the transactions contemplated by this Agreement, the Buyer shall notify all of the known creditors of the Seller of the change of ownership of the Business operations and that the Seller shall not be responsible or liable in any manner for any Post-Closing Debts. The Buyer shall take such other and further actions and make such other public notices thereof as the Seller shall require and as shall be required by the laws of each State where Seller operates Seller's business to notify potential creditors and the general public that the Seller shall not be responsible for any such Post-Closing Debts.

(c) Notwithstanding the preceding provisions of this Paragraph 6, it is understood and agreed that the Seller shall remain liable for all litigation claims which shall have arisen in connection with, or as a result of, the execution of this Agreement prior to the date of the Closing (hereinafter the "Closing Date").

(d) This Paragraph 6 shall survive the Closing.

7.    REPRESENTATIONS AND WARRANTIES OF SELLER

      Seller warrants and represents that all of the foregoing representation and warranties are true as of the date hereof:

7.1 The Seller is as of this date a corporation duly organized, existing and in good standing under and by virtue of the laws of the state of Delaware.

7.2 The board of directors of the Seller has duly and validly approved this Agreement and has authorized the performance by the Seller of all of the acts and transactions contemplated hereby, and, to the best of the knowledge of the Seller, no other approval or authorization of this Agreement or the acts or transactions contemplated hereby is required to render this Agreement binding upon the Seller save and except for the approval of the applicable shareholders, who have verbally approved the terms of this


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agreement, and based upon such representation this agreement has been made. A copy of the corporate resolution of the Seller which confirms same is annexed hereto.

7.3 To the best of the knowledge of the Seller, neither the execution nor the delivery of this Agreement, nor the consummation of the transactions contemplated herein, will conflict with or result in a breach of any of the terms, conditions or provisions of any law, regulation, order, writ, injunction or decree of any court or governmental instrumentality which affects or is applicable to the Seller, or of any agreement or other instrument to which the Seller is bound.

7.4 To the best of the knowledge of the Seller, there are presently no liens, claims, suits, actions, legal, administrative or arbitration proceedings, or other proceedings or governmental investigations pending or threatened against the Seller, other than those previously disclosed to Buyer, which would have an adverse effect upon the Sold Assets.

8.    REPRESENTATIONS AND WARRANTIES OF BUYER

      Buyer warrants and represents that all of the following representations and warranties are true as of the date hereof:

8.1 The Buyer is a corporation duly organized, existing and in good standing under and by virtue of the laws of the State of Florida, and is authorized to do business in the State of Nevada.

8.2 The board of directors of the Buyer has duly and validly approved this Agreement, and, to the best of the knowledge of the Buyer, no other approval or authorization is required by law or otherwise to make any or all of same binding upon the Buyer. A copy of the corporate resolution of the Buyer which confirms same is annexed hereto.

8.3 Neither the execution, delivery nor consummation of this Agreement or the transactions contemplated hereby will conflict with or result in a breach of any of the terms, conditions or provisions of any law, regulation, order, writ, injunction or decree of any court or governmental instrumentality affecting or applicable to the Buyer, or any agreement or other instrument to which Buyer is bound, or constitute (with or without the giving of notice or the passage of time or both) a default thereunder, or result in any lien or encumbrance on any of the assets of Buyer (including the assets to be transferred to the Buyer pursuant hereto).

8.4 This Agreement, and the obligations, responsibilities and liabilities of Buyer hereunder, and the consummation or completion of any of the transactions contemplated hereby, are legal, valid and binding obligations of the Buyer.

8.5 The Buyer has or will duly notify all state or local taxing persons, entities, or authorities (hereinafter collectively referred to as the "Tax Authorities") of the intended sale of the Sold Assets from the Seller to the Buyer, if applicable law requires that such notice be given.

8.6 There are no claims, suits, proceedings or investigations pending or, to the knowledge, information or belief of the Buyer, threatened against the Buyer, or the businesses, properties and/or assets thereof, at law, in equity or otherwise, which would have an adverse effect upon the Seller.

8.7 The Buyer has no claims, quits, proceedings or investigations pending or, to the knowledge, information or belief of the Buyer, threatened against the Seller, or the businesses, properties and/or assets thereof, at law, in equity or otherwise, and shall execute and issue to the Seller at the Closing a General Release with respect to any and all claims against the Seller.


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9.    BROKERAGE COMMISSIONS

Each party represents and warrants that there are no valid claims for brokerage commissions or finders, fees in connection with the transactions contemplated by this Agreement resulting from any action taken by such party. Each of the parties agrees to exonerate, indemnify and hold harmless the other party in respect of any and all losses sustained by the other party, including reasonable attorneys' fees, as a result of any liability to any broker or finder on the basis of any agreement, arrangement or action made or taken, or alleged to have been made or taken, by or on behalf of such party.

10.   MODIFICATION

      This Agreement cannot be amended, modified, changed, discharged, or terminated, except by a writing duly signed by all of the parties hereto.

11.   CONSTRUCTION

      This Agreement is entered into and shall be construed in accordance with the laws of the State of Nevada. Furthermore, it is specifically understood and agreed that any and all disputes or conflicts, of any nature, in relation to this Agreement and/or any of the other Related Documents, and/or any transaction, of any manner or nature, between the Seller and the Buyer shall be resolved in the Superior Court of the State of Nevada and the parties hereto do each hereby subject themselves to the jurisdiction of said Court. No other Court shall have jurisdiction over the parties to this Agreement without the written consent of all of the parties hereto.

12.   BENEFIT

      This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

13.   NOTICES

      Any notice, request, instruction, or other document to be given or provided hereunder shall be in writing and shall be mailed by certified or registered mail, Postage prepaid, return receipt requested, to the party to whom same is addressed, at the address set forth herein for such party, or to such other address for such party as may be provided by a notice issued in accordance with the provisions of this Paragraph, with a copy to:

            If to Seller:
                           Advanced Metabolic Systems, Inc. Richard A. Sandberg,
                           233 Brushy Ridge Rd., New Canaan, CT, 06840
            And copy to:   Keith McBride, Attorney at Law,
                           The Diepenbrock Firm, Sacramento, CA.

                           Gregory Gilbert, 8776 Killdee, Orangevale, CA 95662
            If to Buyer:   Advanced Metabolic Technologies, Inc.
                           789 Industrial RoadLas Vegas, NV 98765
                           Floyd M. Ault, 509 Lake Havasu La,
                           Boulder City, NV 89005
                           Philip R. Blomquist, 2775 So. Main Street,
                           Salt Lake City, UT 84115
                           Nathan Drage, Esq. 6975 So. Union Park Center,
                           Midvale, UT 84047


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Any such notice, request, instruction, or other document issued in accordance with the provisions of this Paragraph 13 shall be effective only upon the receipt thereof by both the applicable party and its above noted counsel, if any.

14.   EXPENSES

      Each party hereto shall be responsible for its own expenses, including, without limitation, the fees and expenses of its counsel incurred in connection with the preparation, negotiation, closing and enforcement of this Agreement and transactions contemplated hereby. This Paragraph shall survive the Closing.

15.   SURVIVAL OF REPRESENTATIONS AND WARRANTIES

      Except as specifically set forth herein to the contrary, it is specifically understood and agreed that no warranties or representations made by either of the parties hereto shall survive the Closing.

16.   GENDER, NUMBER AND "PERSON"

      Words used herein, regardless of the gender or number specifically used, shall be deemed to include any other gender, masculine, feminine or neuter, and any other number, singular or plural, as the context or situation at that time may require. The term "person" shall be deemed to include a corporation, partnership or unincorporated association, or any other entity, as well as a natural person.

17.   COUNTERPARTS

      This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same grant, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party.

18.   WAIVERS

      The failure or waiver of either party hereto at any time or from time to time to require performance by the other party of any of obligations of such other party hereunder shall in no manner affect the rights of such party to enforce such provision or any other provision hereunder at any subsequent time. Each party hereto agrees that any waiver of its rights arising out of any breach of this Agreement by the other party shall not be construed as a waiver of any subsequent breach.

19.   SEVERABILITY

      In the event that any court of competent jurisdiction or other applicable administrative body shall ultimately hold that any provision of this Agreement is illegal, unethical, against public policy or otherwise unenforceable,. then this Agreement shall remain in full force and effect with respect to the remaining provisions thereof. This Paragraph shall survive the Closing.

20.   ASSIGNMENT

      This Agreement shall not be assignable by either party hereto without the written consent of the other party.


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21.   INCORPORATION OF SCHEDULES

      All Schedules attached hereto are incorporated into and made a part of this Agreement by reference.

22.   ENTIRE AGREEMENT

      This Agreement contains the entire agreement between the parties hereto with respect to the transactions contemplated hereby.

23.   FURTHER ASSURANCES

      All parties agree that they will, at any time and from time to time, after the date of Closing, upon the request of any other party, do, execute, acknowledge and deliver, or will cause to be done, executed, acknowledged and delivered, all such further acts, deeds, assignments, transfers, conveyances, powers of attorney and assurances as may reasonably be necessary or advisable in order to accomplish the terms and conditions of this Agreement. This Paragraph shall survive the Closing.

24.   CAPTIONS

      Any paragraph or subparagraph title or caption contained in this Agreement is for convenience only and shall not, in any manner, be construed to define, describe or limit the terms hereof.

      IN WITNESS WHEREOF, the Seller and the Buyer have caused this Agreement to be executed by their respective proper corporate officials effective as of the day and year first above written.

for Advanced Metabolic Systems, Inc.   For Advanced Metabolic Technologies, Inc.
(Seller):                              (Buyer):


/s/ Gregory F. Gilbert                 /s/ Thomas T. Aoki
------------------------------------   -----------------------------------------
                                       /s/ Gregory F. Gilbert

GREGORY F. GILBERT                     GREGORY F. GILBERT
------------------------------------   -----------------------------------------
Name (Please Print)                    Name (Please Print)
                                       FLOYD AULT ASS SEC
                                       THOMAS T. AOKI, PRES

CEO, Chairman
------------------------------------   -----------------------------------------
Title                                  Title


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                              Estopple Certificate

The following is an undertaking and Estopple Certificate upon which the closing of the Agreement and Plan of Reorganization shall take place by facsimile.

Please allow this certificate to confirm the following facts:

1. Share Certificates for AMTech have not been received, but will be sent by federal express within five days of receipt of the share certificate book. The share certificate book will also be sent at that time. A temporary Stock Certificate is attached hereto as the certificate which will be replaced by a more traditional form of certificate.


      /s/ Thomas T. Aoki                     Thomas T. Aoki,
      -----------------------------------    Sole officer, AMTech.

2. Except as has been submitted by facsimile, consisting solely of the original Articles of Incorporation, By-Laws, and the one Organizational Meeting, there exists no other By-Laws, Amendments to Articles, Contracts, or other acts of the company except those necessary to complete the Exchange Agreement, including the attached Bill of Sale.


      /s/ Thomas T. Aoki                     Thomas T. Aoki,
      -----------------------------------    Sole Officer, AMTech.


      /s/ Gregory F. Gilbert                 Gregory F. Gilbert
      -----------------------------------    Initial Board Member

3. Submitted in accordance with the agreement is the consulting agreement of Aoki which provides for the continuation of the original license agreement, as originally entered into by AMSys and modified, with representation that no default exists, and consent to the limitation of payment as contained in such agreement continues as of the date of closing.


      /s/ Thomas T. Aoki                     Thomas T. Aoki,
      -----------------------------------    Sole officer, AMTech

      /s/ Thomas T. Aoki                     Thomas T. Aoki, Director
      -----------------------------------    Aoki Diabetes Research


      /s/ Gregory F. Gilbert                 Gregory F. Gilbert, Admin. Director
      -----------------------------------    Aoki Diabetes Research Institute


      /s/ Gregory F. Gilbert                 Gregory F. Gilbert, CEO
      -----------------------------------    Advanced Metabolic Systems, Inc.

4. There are no taxes due, and the company is in good standing, having only conducted the organizational meeting, the appointment of Dr. Aoki as the sole officer and director, and entering into the exchange agreement whereby 850,000 shares of stock are exchanged for basically all the assets of AMSys.


      /s/ Thomas T. Aoki                     Thomas T. Aoki,
      -----------------------------------    Sole officer, AMTech


      /s/ Gregory F. Gilbert                 Gregory F. Gilbert, CEO
      -----------------------------------    Advanced Metabolic Systems, Inc.

5. The Company is in good standing, having newly incorporated, and having only conducted business in furtherance of the Agreement and Plan for Reorganization. There are no other assets or liabilities of AMTech, other than the payment of organizational costs, to incorporate, which must be amortized, the Assets of AMSys as set forth in the Bill of Sale, the rights and duties under the Reorganization, and the Consulting Agreement of Thomas T. Aoki, with Diabetex and AMTech. Accordingly the Balance Sheet prepared by the Company Accountants will reflect only this activity.


      /s/ Thomas T. Aoki                     Thomas T. Aoki,
      -----------------------------------    Sole officer, AMTech


      /s/ Gregory F. Gilbert                 Gregory F. Gilbert, CEO
      -----------------------------------    Advanced Metabolic Systems, Inc.